EXHIBIT 99.1

Appendix 4C

Quarter Ended 31 March 2017

San Diego, California and Sydney, Australia (Friday, 28 April 2017 AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 March 2017. The Appendix 4C is unaudited.

First Quarter Highlights

During the first quarter of 2017, the Company’s primary activities centered around preparing to commercialize its Fantom scaffold and securing ongoing financial resources for operating and capital needs. Fantom is a bioresorbable drug-eluting scaffold that utilizes the Company’s advanced proprietary polymer to allow thinner strut thickness and enhanced deliverability, while offering a unique property of being visible under x-ray.

Highlights for the first quarter:

•

Receipt of CE Mark – Fantom is the first product developed by the Company to receive regulatory approval. The CE Mark, received on 3 April 2017, allows REVA to market and sell the device in Europe and other countries that recognize the Mark. Receipt of the approval culminates years of development and testing efforts by REVA, including the 240-patient FANTOM II trial that enrolled patients between March 2015 and March 2016.

•

Data from FANTOM II Patients – The Major Adverse Cardiac Event (“MACE”) rate through six months for all 240 patients in the FANTOM II trial is 2.1%, which compares favorably to other commercially available bioresorbable scaffolds. The Company continues to follow and evaluate patients and plans additional data releases at major industry conferences in May and October of this year.

•

Commercial Production – In anticipation of the CE Mark, the Company finalized all testing and process validations and manufactured initial commercial quantities of Fantom. The Company’s current manufacturing facilities, including a polymer production lab and three cleanrooms, are equipped and staffed to produce sufficient commercial quantities for at least the initial two years of projected sales.

•	Sales Strategy – The Company finalized its commercial launch strategy, which is underway, and anticipates first sales in May in select centers in Germany.
•

Financing Agreement – As announced earlier this week, the Company has entered into an agreement whereby it will issue senior unsecured convertible notes of up to US$52.5 million in two stages and receive a total of up to US$40.0 million cash proceeds. The first closing of the agreement is anticipated to occur in early May, with US$21.3 million cash proceeds to REVA in exchange for issuing US$33.8 million of convertible notes and repurchasing 1,732,260 shares of common stock (for US$12.5 million) from a participant to the transaction. The second closing, which is subject to receipt of shareholder approval, is expected to occur following the Company’s Annual General Meeting that is scheduled to be held 1 June 2017. Currently, US$11.2 million is committed to be funded in the second closing; the Company has the ability to add an additional US$7.5 million to the second closing.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

Appendix 4C

As of 31 March 2017, the Company’s cash balance was US$1,710,000. The current quarter end cash balance reflects a decrease of US$4,964,000 from the 31 December 2016 balance of US$6,674,000. This decrease reflects US$4,889,000 in disbursements related to normal operating activities and capital equipment purchases of US$75,000.

The Company currently plans to file its Form 10-Q Quarterly Report with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before the due date of 10 May 2017. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended 31 March 2017.

About REVA

REVA is a medical device company located in San Diego, California, USA, that has developed a proprietary bioresorbable scaffold, as an alternative to metal stents, to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s Fantom® scaffold has been designed to offer an ideal balance of thinness and strength, with distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to commercialize current products, develop and commercialize new products, timely and successfully complete clinical trials, obtain additional regulatory approvals, protect our intellectual property position, recruit and retain key personnel, and estimates regarding our capital requirements and financial performance. Readers should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on February 27, 2017. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+61 408 333 452

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
REVA Medical, Inc.
ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 March 2017

Consolidated statement of cash flows		Current quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.	Cash flows from operating activities	0	0
1.1	Receipts from customers
1.2	Payments for	(1,965)	(1,965)
	(a)research and development
	(b)product manufacturing and operating costs	0	0
	(c)advertising and marketing	0	0
	(d)leased assets	0	0
	(e)staff costs	(2,006)	(2,006)
	(f)administration and corporate costs	(918)	(918)
1.3	Dividends received (see note 3)	0	0
1.4	Interest received	0	0
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Government grants and tax incentives	0	0
1.8	Other (provide details if material)	0	0
1.9	Net cash from / (used in) operating activities	(4,889)	(4,889)

2.	Cash flows from investing activities	(75)	(75)
2.1	Payments to acquire:
	(a)property, plant and equipment
	(b)businesses (see item 10)	0	0
	(c)investments	0	0
	(d)intellectual property	0	0
	(e)other non-current assets	0	0

+ See chapter 19 for defined terms

1 September 2016                                                                                                    Page 1

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
2.2	Proceeds from disposal of:	0	0
	(a)property, plant and equipment
	(b)businesses (see item 10)	0	0
	(c)investments	0	0
	(d)intellectual property	0	0
	(e)other non-current assets	0	0
2.3	Cash flows from loans to other entities	0	0
2.4	Dividends received (see note 3)	0	0
2.5	Other (provide details if material)	0	0
2.6	Net cash from / (used in) investing activities	(75)	(75)

3.	Cash flows from financing activities	0	0
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	0	0
3.3	Proceeds from exercise of share options	0	0
3.4	Transaction costs related to issues of shares, convertible notes or options	0	0
3.5	Proceeds from borrowings	0	0
3.6	Repayment of borrowings	0	0
3.7	Transaction costs related to loans and borrowings	0	0
3.8	Dividends paid	0	0
3.9	Other (provide details if material)	0	0
3.10	Net cash from / (used in) financing activities	0	0

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	6,674	6,674
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(4,889)	(4,889)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(75)	(75)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	0	0
4.5	Effect of movement in exchange rates on cash held	0	0
4.6	Cash and cash equivalents at end of quarter	1,710	1,710

+ See chapter 19 for defined terms

1 September 2016                                                                                                    Page 2

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter (Q1) $’000 USD	Previous quarter (Q4) $’000 USD
5.1	Bank balances	45	19
5.2	Call deposits	1,665	6,655
5.3	Bank overdrafts	0	0
5.4	Other (provide details)	0	0
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	1,710	6,674

6.	Payments to directors of the entity and their associates	Current quarter (Q1) $'000 USD
6.1	Aggregate amount of payments to these parties included in item 1.2	86
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	0
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Australian Director fees (2 non-executive directors) 25 U.S. Director fees (5 non-executive directors) 61

7.	Payments to related entities of the entity and their associates	Current quarter $'000 USD
7.1	Aggregate amount of payments to these parties included in item 1.2	0
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	0
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $’000 USD	Amount drawn at quarter end $’000 USD
8.1	Loan facilities	0	0
8.2	Credit standby arrangements	0	0
8.3	Other (please specify)	0	0
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

+ See chapter 19 for defined terms

1 September 2016                                                                                                    Page 3

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

9.	Estimated cash outflows for next quarter	$’000 USD
9.1	Research and development	1,790
9.2	Product manufacturing and operating costs	850
9.3	Advertising and marketing	0
9.4	Leased assets	0
9.5	Staff costs	2,980
9.6	Administration and corporate costs	760
9.7	Other (costs of financing transaction)	2,400
9.7	Other (capital equipment)	420
9.8	Total estimated cash outflows	9,200

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N/A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:	.../s/ Katrina L. Thompson................Date: 28 April 2017

(Director/Company secretary)

Print name:  Katrina L. Thompson

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

+ See chapter 19 for defined terms

1 September 2016                                                                                                    Page 4